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                           FORM  8-K

              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                        CURRENT REPORT

              Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


               Date of Report:  January 25, 1996
                                ----------------

                 HOUSEHOLD INTERNATIONAL, INC.
                 -----------------------------
        (Exact name of registrant as specified in its charter)


Delaware               1-8198                  36-3121988
--------------------------------------------------------------
(State or other        (Commission File        (IRS Employer
 jurisdiction of        Number)                 Identification
 incorporation                                  Number)

 2700 Sanders Road, Prospect Heights, Illinois         60070
 --------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code 847/564-5000
                                                   ------------
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Item 5.Other Events

       Effective October 1, 1995, Household Group, Inc. ("HGI"), a wholly-owned subsidiary of Household International, Inc. ("Household"), sold for cash and stock all the capital stock of its wholly-owned subsidiary, Alexander Hamilton Life Insurance Company of America ("AHLIC") to Jefferson-Pilot Corporation ("JP"). Prior to the closing of this transaction, Household removed from AHLIC and retained all business, related assets and liabilities pertaining to AHLIC's credit life, accident and health, periodic payment and corporate-owned life insurance products so that effectively only the individual life and annuity product lines ("Transferred Business") were transferred to JP pursuant to this transaction. At sale date, assets related to the Transferred Business totaled approximately $6.1 billion and consisted primarily of investment securities. The purchase price for the Transferred Business was $575 million.

Item 7.Financial Statements, Pro Forma Financial Information and
       Exhibits

       (a) Financial statements of business acquired.

           Not applicable.

       (b) Pro forma financial information.

           Unaudited pro forma consolidated statement of income of Household International, Inc. and Subsidiaries for the year ended December 31, 1995 giving effect to the pro forma adjustments related to the sale of Alexander Hamilton Life Insurance Company of America as described in Item 5 hereof and certain other transactions and events as described below. The unaudited pro forma consolidated statement of income of Household International, Inc. and Subsidiaries for the year ended December 31, 1994 was included in the Current Report on Form 8-K dated August 9, 1995.

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The following table presents the historical unaudited consolidated statement of income for Household International, Inc. and Subsidiaries ("Household") for the year ended December 31, 1995 and the unaudited pro forma consolidated statement of income for the year ended December 31, 1995 for Household, giving effect to the pro forma adjustments related to the sale of the universal life and annuity product lines of Alexander Hamilton Life Insurance Company of America ("AHLIC") as described herein. The pro forma financial statements also give effect to other transactions and events that individually do not represent a significant portion of a business but which nonetheless entered into the results shown for the year ended December 31, 1995. The transactions and events also included in the pro forma adjustments presented below are:

-the exit from the domestic first mortgage servicing business in the second quarter of 1995;
-the sales of consumer banking operations in California, Maryland and Virginia in the second quarter of 1995;
-the sales of consumer banking operations in Ohio and Indiana in the third quarter of 1995;
-the sale of substantially all first mortgage loans and deposits of the Canadian trust operation in the fourth quarter of 1995.

The pro forma consolidated statement of income for the year ended December 31, 1995 was prepared assuming the sales of the selected product lines of AHLIC and the other sold or exited businesses described above took place on January 1, 1995. Household does not expect to incur material charges or credits as a result of these transactions on an ongoing basis and has not reflected such in the pro forma consolidated financial statements below.

For purposes of preparing the pro forma financial statements, Household has assumed the cash proceeds from the sale of the product lines of AHLIC have been used to decrease outstanding debt. The pro forma financial statements also assume that deposits from sold consumer banking operations have been replaced with bank and other borrowings. The pro forma consolidated financial statements presented below do not purport to represent what the results of operations would have been had the pro forma adjustments occurred on the dates referred to above or to be indicative of the future results of operations of Household. The pro forma adjustments are based on available information and certain assumptions that Household believes are reasonable.
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Household International, Inc. and Subsidiaries
Pro Forma Unaudited Consolidated Statements of Income
Year Ended December 31, 1995
In millions except per share data.

---------------------------------------------------------------------------------------------
                                       Historical                                   Household
                                        Household     Pro Forma         Other   International
                                    International   Adjustments   Adjustments       Pro Forma
---------------------------------------------------------------------------------------------
Finance income                           $2,878.8                                    $2,878.8
Interest income from noninsurance
  investment securities                     123.4                      $  2.8 (1)       126.2
Interest expense                          1,557.1       $ (70.7)(2)      71.4 (3)     1,557.8
---------------------------------------------------------------------------------------------
Net interest margin                       1,445.1          70.7         (68.6)        1,447.2
Provision for credit losses on
  owned receivables                         761.3                                       761.3
---------------------------------------------------------------------------------------------
Net interest margin after provision
  for credit losses                         683.8          70.7         (68.6)          685.9
---------------------------------------------------------------------------------------------
Securitization income                       873.6                                       873.6
Insurance premiums and contract
  revenues                                  322.1         (93.0)(2)                     229.1
Investment income                           470.2        (299.5)(2)                     170.7
Fee income                                  196.4          (7.7)(2)                     188.7
Other income                                279.9        (195.3)(2)                      84.6
---------------------------------------------------------------------------------------------
Total other revenues                      2,142.2        (595.5)                      1,546.7
---------------------------------------------------------------------------------------------
Salaries and fringe benefits                545.6         (34.6)(2)                     511.0
Occupancy and equipment expense             222.1         (11.2)(2)                     210.9
Other marketing expenses                    359.5          (2.0)(2)                     357.5
Other servicing and
  administrative expenses                   470.6         (96.2)(2)                     374.4
Policyholders' benefits                     474.5        (263.1)(2)                     211.4
---------------------------------------------------------------------------------------------
Total costs and expenses                  2,072.3        (407.1)                      1,665.2
---------------------------------------------------------------------------------------------
Income before income taxes                  753.7        (117.7)        (68.6)          567.4
Income taxes                                300.5         (82.3)(4)     (24.0)(4)       194.2
---------------------------------------------------------------------------------------------
Net income                               $  453.2       $ (35.4)      $ (44.6)       $  373.2
=============================================================================================
Primary earnings per share               $   4.31                                    $   3.50
=============================================================================================
Fully diluted earnings per share         $   4.30                                    $   3.49
=============================================================================================
Average shares outstanding:
  Primary                                    99.0                                        99.0
  Fully diluted                              99.3                                        99.3
=============================================================================================

Explanation of pro forma adjustments:

(1) Represents investment income from January 1, 1995 to October 1, 1995 on proceeds received in the form of preferred stock from the sale of certain product lines of AHLIC.
(2) Represents the reduction of income and expenses related to certain businesses for the year ended December 31, 1995 had the following sales of assets and liabilities or exit from businesses taken place on January 1, 1995:
      Sale of certain product lines of AHLIC
      Sales of consumer bank branches in California, Virginia, Maryland,
        Ohio and Indiana
      Exit from domestic first mortgage servicing business
      Sale of substantially all of the Canadian trust operation.
(3) Represents (a) increase in interest expense resulting from the replacement of deposit funding with other funding sources net of
      (b) reduction of interest expense from January 1, 1995 to October 1, 1995 from use of cash proceeds from the sale of certain product lines of AHLIC to reduce outstanding debt.
(4) Represents the net effect of the pro forma adjustments at statutory income tax rates, adjusted for the additional tax impact of sales of consumer banking operations and certain product lines of AHLIC.

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                                   SIGNATURE
                                   ---------
   Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          HOUSEHOLD INTERNATIONAL, INC.
                                          -----------------------------
                                                (Registrant)


                                    By:   /s/ David A. Schoenholz
                                          --------------------------
                                          David A. Schoenholz
                                          Executive Vice President -
                                          Chief Financial Officer
                                          and on behalf of
                                          Household International, Inc.


Dated:  February 14, 1996
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